UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37487	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 941-0360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 3, 2023, the Board of Directors (the “Board”) of Aethlon Medical, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Nicolas Gikakis as (i) a member of the Board, and (ii) a member of the Nominating Committee.

From 2021 to May 2023, Mr. Gikakis served as the Head of Commercial for WearOptimo Pty Ltd, a private Australian medical device and digital health company. Previously, from 2017 to 2019, Mr. Gikakis was Vice President of Strategy and Corporate Development at Oventus Medical Limited, a private medical device company, during which time he assisted with the commercial expansion of its sleep apnea device. From 2012 to 2021, Mr. Gikakis held various leadership and independent strategic advisor positions in the healthcare industry in sales, marketing, product development, and corporate development and transactions, including for companies working with blood filtration and purification. Mr. Gikakis earned a BS in bioengineering from the University of Pennsylvania and holds an MBA from George Mason University, with earlier work in bench and clinical research, and clinical experience at the University of Pennsylvania.

There are no arrangements or understandings between Mr. Gikakis and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Gikakis has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”), Mr. Gikakis (i) will receive an (a) annual cash retainer of $40,000 for his service on the Board, and (b) an additional annual cash retainer of $5,000 for his service as a member of the Nominating Committee, and (ii) was granted, on the date of his appointment to the Board, restricted stock units for 195,414 shares of the Company’s common stock under the Company’s 2020 Equity Incentive Plan, as amended (the “Plan”), which will vest in equal quarterly installments over one year from the date of grant, in each case subject to Mr. Gikakis’s Continuous Service (as defined in the Plan) as of each such vesting date. The Compensation Policy also provides for further annual grants to its independent directors, at the beginning of each fiscal year, of restricted stock units with a grant date fair value of $50,000 or, at the option of the Board, options to purchase shares of the Company’s common stock, subject to vesting as determined by the Board. Mr. Gikakis has also entered into the Company’s standard form of indemnification agreement for directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2023	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Chief Financial Officer

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